Exhibit n.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Ameritrans Capital Corp. and Subsidiaries

New York, New York

          We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 3, 2003 relating to the consolidated financial statements and schedule of Ameritrans Capital Corporation and Subsidiaries which is contained in that Prospectus.

          We also consent to the reference to us under the caption 'Experts' in the Prospectus.

/s/ Rosen Seymour Shapss Martin & Co. LLP

New York, New York

January 29, 2004